Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 76 to File No. 2-59353; Amendment No. 76 to File No. 811-02753) of Guggenheim Variable Funds Trust (formerly SBL Fund) of our report dated February 27, 2014 on the financial statements and financial highlights of Series A (StylePlus-Large Core Series), Series B (Large Cap Value Series), Series C (Money Market Series), Series D (World Equity Income Series), Series E (Total Return Bond Series), Series F (Floating Rate Strategies Series), Series J (StylePlus-Mid Growth Series), Series M (Macro Opportunities Series), Series N (Managed Asset Allocation Series), Series O (All Cap Value Series), Series P (High Yield Series), Series Q (Small Cap Value Series), Series V (Mid Cap Value Series), Series X (StylePlus-Small Growth Series) and Series Y (StylePlus-Large Growth Series), included in the December 31, 2013 Annual Report to shareholders.

/s/ Ernst & Young LLP

McLean, Virginia

April 25, 2014